Ex-99.23.g

Master Custodian Agreement

This Agreement is made as of September 1, 2005 by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with Section 18.6 below, shall hereinafter be referred to as a “Fund”), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Custodian”),

WITNESSETH:

WHEREAS, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series (“Shares”), with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18.7 below, shall hereinafter be referred to as the “Portfolio(s)”).

WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references hereinafter to one or more “Portfolio(s)” shall be deemed to refer to such Fund(s); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.	EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a “Local Agent”), (ii) held by Special Sub-Custodians (as such term is defined in Section 5 hereof), (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a “Pledgee”), or (iv) delivered or otherwise removed from the custody of the Custodian pursuant to Special Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the “1940 Act”)), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions and as duly authorized by a Fund, the Custodian shall, on behalf of the applicable Portfolio(s), from time to time employ one or more sub-custodians located in the United States, provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES

SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the “Underlying Transfer Agent”).

SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)            Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)            Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)            In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)
To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)            To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)
Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)
In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)
For delivery in connection with any loans of securities made by the Portfolio, but only (a) against receipt of collateral as agreed upon from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

11)	For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

12)
For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (the “NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

13)
For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the “CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

14)
Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a “Repo Custodian”), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

15)
Upon receipt of instructions from the Fund’s transfer agent (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the “Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

16)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof; and

17)           For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be duly approved by the applicable Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)
Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or, subject to Section 2.7, any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

2)            In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 6 hereof;

4)
For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)
For the payment of any dividends on Shares declared pursuant to the Fund’s articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”);

6)	For payment of the amount of dividends received in respect of securities sold short;

7)
Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

8)    For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent, acting in its capacity as transfer agent for any Underlying Portfolios, shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (d) for any other purpose in accordance with Proper Instructions.

SECTION 2.10 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1)
Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of the Portfolio.

2)
In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3)
In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.12 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.13 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action. The Custodian shall also transmit promptly to each Fund for the applicable Portfolio(s) all written information received by the Custodian regarding any class action or other litigation in connection with a Portfolio’s securities or other assets issued in the United States and then held, or previously held during the term of this Agreement by the Custodian for the account of a Fund for a Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.  For avoidance of doubt, upon and after the effective date of any termination of this Agreement in its entirety or with respect to any Fund or Portfolio, as may be applicable, the Custodian shall have no responsibility to so transmit any  information under this Section 2.13.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3  SCOPE OF DELEGATED RESPONSIBILITIES:

(a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board, or at the Board’s delegation, a Portfolio’s investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6  STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

 SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES

SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)
Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	In connection with any repurchase agreement related to foreign securities;

(iii)	To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)
To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)
To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)
In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(x)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)
Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

(xii)	In connection with the lending of foreign securities; and

(xiii)
For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)
Upon the purchase of foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)
For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)
Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

(vii)	For payment of part or all of the dividends received in respect of securities sold short;

(viii)	In connection with the borrowing or lending of foreign securities; and

(ix)	For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability that results from such nominee’s status as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6  BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.8  SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At a Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund and, if requested by the Fund, the Fund’s accountants with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted without fraud, negligence or willful misconduct.

SECTION 5. SPECIAL SUB-CUSTODIANS

Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.” Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

SECTION 6. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

SECTION 7. PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS

“Proper Instructions,” which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund’s duly authorized investment adviser, or a person or entity duly authorized by either of them, as evidenced by the certificate described below. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

“Special Instructions,” as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated in writing by the Treasurer of such Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 8. EVIDENCE OF AUTHORITY

Subject to Section 15 hereof, the Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

1)
Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)
In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 10.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by a Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent and to the Fund. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

SECTION 11. RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

SECTION 12. OPINION OF FUND’S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, Form N-CSR (including the reports to shareholders included therein) and Form N-SAR or other reports to the SEC and with respect to any other requirements thereof.

SECTION 13. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14. COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15. RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all legal matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian’s own fraud, negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as such term is defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 16. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of its execution and shall be applicable to each Portfolio listed on Appendix A on the date set forth therein, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that no party shall amend or terminate this Agreement in contravention of any applicable federal or state regulations (except that the Custodian may terminate this Agreement even if a Fund or a Portfolio thereof does not have a successor custodian meeting the requirements of the 1940 Act), or any provision of such party’s Governing Documents, and further provided, that any Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

Upon termination of the Agreement, the applicable Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements.

SECTION 17. SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18. GENERAL

SECTION 18.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 18.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund’s assets.

SECTION 18.3 ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund.

SECTION 18.4 REPRESENTATIONS AND WARRANTIES OF EACH FUND. Each Fund hereby represents and warrants that: (a) it is duly organized and is validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it, and (f) it is an investment company registered under the 1940 Act, as amended and will continue to be a registered investment company under the 1940 Act for the term of this Agreement.

  SECTION 18.5 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 18.6 ADDITIONAL FUNDS. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, making the representations and warranties set forth in Section 18.4.

SECTION 18.7 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 18.8 TRUST NOTICE. On behalf of each Fund that is organized as a Massachusetts business trust, notice is hereby given that a copy of the Agreement and Declaration of Trust of such Fund is on file with the Secretary of The Commonwealth of Massachusetts, and that this Agreement is executed by an officer of such Fund, as an officer and not individually, on behalf of the trustees of the Fund, as trustees and not individually, and that the obligations of this Agreement with respect to such Fund shall be binding upon the assets and properties of such Fund only and shall not be binding upon any of the Trustees, officers or shareholders of the Fund individually.

SECTION 18.9 NO LIABILITY OF OTHER PORTFOLIOS.  Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio and that no Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio arising under this Agreement.

SECTION 18.10 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 18.11 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:	IXIS Advisor Funds
399 Boylston Street
Boston, MA 02116
Attention: Fund Administration Department Head
Telephone: 617-449-2000

Facsimile: 617-449-2880

with a copy to:	General Counsel
Facsimile: 617-369-9632

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Lafayette Corporate Center, 5th Floor
2 Avenue de Lafayette
Boston, Massachusetts 02111
Attention: John M. Stratton, Vice President
Telephone: 617-662-1776
Facsimile: 617-662-0071

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 18.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

SECTION 18.13 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 18.14 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 18.15 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent or at the direction of the party providing the information. In addition, during the term of this Agreement, the Custodian will maintain policies reasonably designed to prohibit the Custodian and its employees from engaging in securities transactions based on knowledge of the Fund’s non-public portfolio holdings. The foregoing shall not be applicable to any information that is (i) publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) aggregated, without reference to such Fund, in whole or in part, with other client information for the Custodian’s own marketing, reporting or other purposes, or (iii) required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation.

SECTION 18.16 PROVISIONS SURVIVING TERMINATION. The provisions of Sections 4.11 (Tax Law), 4.12 (Liability of Custodian), 15 (Responsibility of Custodian), 16 (Effective Period, Termination and Amendment), 17 (Successor Custodian), 18.1 (Massachusetts Law to Apply), 18.10 (Remote Access Services Addendum) and 18.15 (Confidentiality) of this Agreement shall survive termination of this Agreement for any reason.

SECTION 18.17 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative(s) as of the date set forth above.

EACH OF THE ENTITIES SET FORTH ON THE APPENDIX A ATTACHED HERETO

By: /s/ Michael C. Kardok
Name: Michael C. Kardok
Title: Treasurer

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley
Joseph L. Hooley, Executive Vice President

APPENDIX A
TO

Master Custodian Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof,
If Any

LOOMIS SAYLES FUNDS I
Loomis Sayles Bond Fund	9/1/05
Loomis Sayles Global Bond Fund	9/1/05
Loomis Sayles Small Cap Value Fund	9/1/05
Loomis Sayles Fixed Income Fund	9/1/05
Loomis Sayles Inflation Protected Securities Fund	9/1/05
Loomis Sayles Institutional High Income Fund	9/1/05
Loomis Sayles Intermediate Duration Fixed Income Fund	9/1/05
Loomis Sayles Investment Grade Fixed Income Fund	9/1/05
Loomis Sayles High Income Opportunities Fund	9/1/05
Loomis Sayles Securitized Asset Fund	9/1/05

LOOMIS SAYLES FUNDS II
Loomis Sayles Aggressive Growth Fund	9/1/05
Loomis Sayles Small Cap Growth Fund	9/1/05
Loomis Sayles Value Fund	9/1/05
Loomis Sayles Worldwide Fund	9/1/05
Loomis Sayles Tax-Managed Equity Fund	9/1/05
Loomis Sayles Growth Fund	9/1/05
Loomis Sayles High Income Fund	10/1/05
Loomis Sayles Investment Grade Bond Fund	9/1/05
Loomis Sayles Limited Term Government and Agency Fund	10/1/05
Loomis Sayles Municipal Income Fund	10/1/05
Loomis Sayles Research Fund	9/1/05
Loomis Sayles Strategic Income Fund	10/1/05

IXIS ADVISOR CASH MANAGEMENT TRUST
Money Market Series	9/1/05

IXIS ADVISOR FUNDS TRUST I
CGM Advisor Targeted Equity Fund	9/1/05
Hansberger International Fund	9/1/05
IXIS U.S. Diversified Portfolio	9/1/05
IXIS Value Fund	9/1/05
Loomis Sayles Core Plus Bond Fund	10/1/05
Vaughan Nelson Small Cap Value Fund	9/1/05
Westpeak Capital Growth Fund	9/1/05

IXIS ADVISOR FUNDS TRUST II
Loomis Sayles Massachusetts Tax Free Income Fund	10/1/05
Harris Associates Large Cap Value Fund	9/1/05

IXIS ADVISOR FUNDS TRUST III
Harris Associates Focused Value Fund	9/1/05
IXIS Equity Diversified Portfolio	9/1/05
IXIS Moderate Diversified Portfolio	9/1/05

IXIS ADVISOR FUNDS TRUST IV
AEW Real Estate Fund	9/1/05

AEW REAL ESTATE INCOME FUND (closed end)	9/1/05

AMENDMENT NO. 1 TO MASTER CUSTODIAN AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Master Custodian Agreement dated as of September 1, 2005, as amended, modified and supplemented from time to time (the “Custodian Agreement”), is entered into as of September 15, 2006, by and among each of the entities set forth on Appendix A attached hereto and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Agreement.

WHEREAS, the Custodian provides custody and accounting services to the Funds, pursuant to and as more particularly described in the Custodian Agreement;

WHEREAS, the parties hereto wish to amend the terms of the Custodian Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Amendment to Custodian Agreement.

The Custodian Agreement is hereby amended to add the following new Section 17A:

“SECTION 17A.	LOAN SERVICING.

SECTION 17A.1  GENERAL. The following provisions shall apply with respect to a Fund’s investments, property or assets in the nature of loans, or interests or participations in loans, including without limitation interests in syndicated bank loans and bank loan participations (collectively, “Loans”).

SECTION 17A.2  SAFEKEEPING. Instruments, certificates, agreements and/or other documents which the Custodian may receive in respect of Loans, if any (collectively “Financing Documents”), from time to time, shall be held by the Custodian at its offices in Boston, Massachusetts.

SECTION 17A.3  DUTIES OF THE CUSTODIAN. The Custodian shall accept such Financing Documents, if any, in respect of Loans as may be delivered to it from time to time by a Fund. The Custodian shall be under no obligation to examine the contents or determine the sufficiency of any such Financing Documents or to provide any certification with respect thereto, whether received by the Custodian as original documents, photocopies, by facsimile or otherwise. Without limiting the foregoing, the Custodian is under no duty to examine any such Financing Documents to determine whether necessary steps have been taken or requirements met in respect of the assignment or transfer of the related Loan or applicable interest or participation therein. The Custodian shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing thereon. Notwithstanding any term of this Agreement to the contrary, with respect to any Loans, (i) the Custodian shall be under no obligation to determine, and shall have no liability for, the sufficiency of, or to require delivery of, any instrument, document or agreement constituting, evidencing or representing such Loan, other than to receive such Financing Documents, if any, as may be delivered or caused to be delivered to it by a Fund (or its investment adviser on its behalf), (ii) without limiting the generality of the foregoing, delivery of any such Loan may be made to the Custodian by, and may be represented solely by, delivery to the Custodian of a facsimile or photocopy of an assignment agreement (an “Assignment Agreement”) or a confirmation or certification from the Fund (or its investment adviser) to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the Custodian, appropriate Financing Documents constituting, evidencing or representing such Loan (such confirmation or certification, together with any Assignment Agreement, collectively, an “Assignment Agreement or Confirmation”), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an “Instrument”), (iii) if an original Instrument shall be or shall become available with respect to any such Loan, it shall be the sole responsibility of the Fund to make or cause delivery thereof to the Custodian, and the Custodian shall be under no obligation at any time or times to determine whether any such original Instrument has been issued or made available with respect to such Loan, and shall not be under any obligation to compel compliance by the Fund to make or cause delivery of such Instrument to the Custodian, and (iv) any reference to Financing Documents appearing in this Section 17A shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

If payments with respect to a Loan (“Loan Payment”) are not received by the Custodian on the date on which they are due, as reflected in the Payment Schedule (as such term is defined in Section 17A.4 below) of the Loan (“Payment Date”), or in the case of interest payments, not received either on a scheduled interest payable date, as reported to the Custodian by the Fund, or its investment adviser on its behalf, for the Loan (the “Interest Payable Date”), or in the amount of their accrued interest payable, the Custodian shall promptly, but in no event later than one business day after the Payment Date or the Interest Payable Date, give telephonic notice to the party obligated under the Financing Documents to make such Loan Payment (the “Obligor”) of its failure to make timely payment, and if such payment is not received within three business days of its due date, shall notify the Fund of such Obligor’s failure to make the Loan Payment. The Custodian shall have no responsibility with respect to the collection of Loan Payments which are past due, other than the duty to notify the Obligor and the Fund as provided herein.

The Custodian shall have no responsibilities or duties whatsoever under this Agreement, with respect to Loans or the Financing Documents, except for such responsibilities as are expressly set forth herein. Without limiting the generality of the foregoing, the Custodian shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loans or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or Obligor, except that the Custodian shall undertake reasonable efforts to forward any such notice to the Fund). In case any question arises as to its duties hereunder, the Custodian may request instructions from the applicable Fund and shall be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund or its investment adviser, and the Custodian shall in any event have no liability, risk or cost for any action taken, with respect to a Loan, pursuant to and in compliance with Proper Instructions.

The Custodian shall be only responsible and accountable for Loan Payments actually received by it and identified as for the account of a Fund; any and all credits and payments credited to such Fund, with respect to Loans, shall be conditional upon clearance and actual receipt by the Custodian of final payment thereon. The Custodian shall promptly, upon a Fund’s request pursuant to Proper Instructions, release any Financing Documents being held on behalf of such Fund. Without limiting the foregoing, the Custodian shall not be deemed to have or be charged with knowledge of the sale of any Loan, unless and except to the extent it shall have received written notice and instruction from the Fund with respect thereto, and except to the extent it shall have received the sale proceeds thereof. In no event shall the Custodian be under any obligation or liability to make any advance of its own funds in respect of any Loan.

 SECTION 17A.4  RESPONSIBILITY OF FUNDS. With respect to each Loan held by the Custodian hereunder in accordance with the provisions hereof, the applicable Fund shall (a) cause the Financing Documents evidencing such Loan to be delivered to the Custodian; (b) include with such Financing Documents an amortization schedule of payments (the “Payment Schedule”) identifying the amount and due dates of scheduled principal payments, the Interest Payable Date(s) and related payment amount information, and such other information with respect to the related Loan and Financing Documents as the Custodian reasonably may require in order to perform its services hereunder (collectively, “Loan Information”), in such form and format as the Custodian reasonably may require; (c) take, or cause its investment adviser to take, all actions necessary to acquire good title to such Loan (or the participation therein, as the case may be), as and to the extent intended to be acquired; and (d) cause the Custodian to be named as its nominee for payment purposes under the Financing Documents or otherwise provide for the direct payment of the Payments to the Custodian. The Custodian shall be entitled to rely upon the Loan Information provided to it without any obligation on the part of the Custodian independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof; and the Custodian shall have no liability for any delay or failure on the part of a Fund in providing necessary Loan Information to the Custodian, or for any inaccuracy therein or incompleteness thereof. With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, Obligor or similar party with respect to the related Loan, and shall be entitled to update its records on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information. Notwithstanding any other provision of this Agreement, the Custodian shall have no responsibility to ensure that any investment by a Fund with respect to Loans has been authorized.

SECTION 17A.5 APPLICABLE FUNDS AND PORTFOLIOS. The provisions of this Section 17A shall apply initially only to Loomis Sayles Bond Fund, a series of Loomis Sayles Funds I, and Loomis Sayles Strategic Income Fund, a series of Loomis Sayles Funds II. Additional Funds or Portfolios may elect to become subject to the provisions of this Section 17A by the delivery by the applicable Fund of Special Instructions to the Custodian, specifying the Funds/Portfolios and requesting that the Custodian provide loan servicing to such Funds/Portfolios.

No Other Modifications. Except to the extent amended hereby, the terms of the Custodian Agreement shall remain unchanged and unaffected hereby and shall remain in full force and effect to the extent of, and in accordance with, its terms. In the event of any conflict between the terms of the Custodian Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.

Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

Counterparts. This Amendment may be signed in counterparts, which taken together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first set forth above.

EACH OF THE ENTITIES SET FORTH ON APPENDIX A ATTACHED HERETO

By: /s/ Michael C. Kardok
Name: Michael C. Kardok
Title: Treasurer

STATE STREET BANK AND TRUST COMPANY

By: /s/Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

Appendix A

Management Investment Companies Registered with the SEC

and Portfolios thereof, if any

LOOMIS SAYLES FUNDS I
Loomis Sayles Bond Fund	9/1/05
Loomis Sayles Global Bond Fund	9/1/05
Loomis Sayles Small Cap Value Fund	9/1/05
Loomis Sayles Fixed Income Fund	9/1/05
Loomis Sayles Inflation Protected Securities Fund	9/1/05
Loomis Sayles Institutional High Income Fund	9/1/05
Loomis Sayles Intermediate Duration Fixed Income Fund	9/1/05
Loomis Sayles Investment Grade Fixed Income Fund	9/1/05
Loomis Sayles High Income Opportunities Fund	9/1/05
Loomis Sayles Securitized Asset Fund	9/1/05

LOOMIS SAYLES FUNDS II
Loomis Sayles Aggressive Growth Fund	9/1/05
Loomis Sayles Small Cap Growth Fund	9/1/05
Loomis Sayles Value Fund	9/1/05
Loomis Sayles Global Markets Fund (f/k/a Worldwide Fund)	9/1/05
Loomis Sayles Tax-Managed Equity Fund	9/1/05
Loomis Sayles Growth Fund	9/1/05
Loomis Sayles High Income Fund	10/1/05
Loomis Sayles Investment Grade Bond Fund	9/1/05
Loomis Sayles Limited Term Government and Agency Fund	10/1/05
Loomis Sayles Municipal Income Fund	10/1/05
Loomis Sayles Research Fund	9/1/05
Loomis Sayles Strategic Income Fund	10/1/05

IXIS ADVISOR CASH MANAGEMENT TRUST
Money Market Series	9/1/05

IXIS ADVISOR FUNDS TRUST I
CGM Advisor Targeted Equity Fund	9/1/05
Hansberger International Fund	9/1/05
IXIS U.S. Diversified Portfolio	9/1/05
IXIS Value Fund	9/1/05
Loomis Sayles Core Plus Bond Fund	10/1/05
Vaughan Nelson Small Cap Value Fund	9/1/05
Westpeak Capital Growth Fund	9/1/05
IXIS Income Diversified Portfolio	11/1/05

IXIS ADVISOR FUNDS TRUST II
Loomis Sayles Massachusetts Tax Free Income Fund	10/1/05
Harris Associates Large Cap Value Fund	9/1/05

IXIS ADVISOR FUNDS TRUST III
Harris Associates Focused Value Fund	9/1/05
IXIS Equity Diversified Portfolio	9/1/05
IXIS Moderate Diversified Portfolio	9/1/05

IXIS ADVISOR FUNDS TRUST IV
AEW Real Estate Fund	9/1/05

AEW REAL ESTATE INCOME FUND (closed end)	9/1/05

February 1, 2008

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111
Attention: Jeffrey Mihalchik, Vice President

Re: The Gateway Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18.6, the Additional Funds provision, of the Master Custodian Agreement dated as of September 1, 2005 by and among each management investment company party thereto and State Street Bank and Trust Company (the “Agreement”), the undersigned Fund hereby requests that your bank act as Custodian for the Fund under the terms of the Agreement. In addition, in accordance with Section 18.7, the Additional Portfolios provision, of the Agreement, the undersigned Fund hereby requests that your bank act as Custodian with respect to a series of shares established by the Fund and known as the Gateway Fund, under the terms of the Agreement. In connection with such requests, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.4 of the Agreement.

In addition, you agree that the following notice shall apply with respect to the undersigned Fund:

TRUST NOTICE. On behalf of each Fund that is organized as an Ohio business trust, notice is hereby given that a copy of the Agreement and Declaration of Trust of such Fund is on file with the Secretary of the State of Ohio, and that this Agreement is executed by an officer of such Fund, as an officer and not individually, on behalf of the trustees of the Fund, as trustees and not individually, and that the obligations of this Agreement with respect to such Fund shall be binding upon the assets and properties of such Fund only and shall not be binding upon any of the trustees, officers or shareholders of the Fund individually.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

THE GATEWAY TRUST
on behalf of itself and:
GATEWAY FUND

By: /s/ J. Patrick Rogers
Name: J. Patrick Rogers
Title: President
Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Vice Chairman

Effective Date: February 5, 2008